Certficate of Record
State of Arkansas, County of Cleburne
KAREN GILES, CIRCUIT CLERK
Filed & Recorded in Cleburne County
Date 06/02/2006,02:30:06 PM
Fees $65.00
DOC # 200603821
Karen Giles, Clerk
D.C.

THIS INSTRUMENT PREPARED BY,
AND AFTER RECORDING, RETURN TO:

Jeb H. Joyce, Esq.
Quattlebaum, Grooms, Tull & Burrow PLLC
111 Center Street, Suite 1900
Little Rock, Arkansas 72201
(501) 379-1700

MORTGAGE WITH SECURITY AGREEMENT, ABSOLUTE ASSIGNMENT OF RENTS AND LEASES, FIXTURE FILING AND FINANCING STATEMENT

KNOW ALL PERSONS BY THESE PRESENTS:

THIS MORTGAGE WITH SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES, FIXTURE FILING AND FINANCING STATEMENT (the "Mortgage") made and entered into as of the 1st day of June, 2006, by **PATIENT SAFETY TECHNOLOGIES, INC.**, a Delaware corporation, whose address is 1800 Century Park East, Suite 200, Los Angeles, California 90067 ("Mortgagor"), in favor of **ALAN E. MORELLI**, an individual, with an office located at 200 Mantau Road, Pacific Palisades, California 90272, its successors and assigns ("Mortgagee").

WITNESSETH:

THAT FOR AND IN CONSIDERATION OF TEN DOLLARS ($10.00) cash in hand paid by Mortgagee to Mortgagor, and the debt and undertakings hereinafter mentioned, Mortgagor does hereby mortgage, bargain, grant, sell, convey, deliver, confirm and warrant unto Mortgagee and its successors and assigns, the real property (said real property together with the Improvements, herein defined, collectively referred to as the "Mortgaged Property") located in the City of Heber Springs, Cleburne County, Arkansas, with a legal description as set forth on **Exhibit A** attached hereto and made a part hereof as fully and particularly as if set out herein verbatim, together with:

(1) All the improvements now on or which may be hereafter placed on said land during the existence of this lien; and

(2) All the income, rents, issues and profits arising therefrom and for the use thereof, including, but not limited to, insurance proceeds and condemnation awards, and all ledgers, books of accounts and records relating thereto;

TO HAVE AND TO HOLD the Mortgaged Property, together with all the hereditaments and appurtenances thereunto belonging or in anywise appertaining, including all rights of homestead, dower and curtesy unto Mortgagee, its successors and assigns forever to secure repayment of the Obligations; and Mortgagor does hereby warrant and covenant with Mortgagee, its successors and

assigns, that Mortgagor is lawfully seized in fee of the estate described in **Exhibit A** attached hereto, that Mortgagor has a good right to sell and convey the same; that the same is unencumbered; and that the title and quiet possession thereto Mortgagor shall and Mortgagor's successors shall warrant and forever defend against the lawful or unlawful claims of all persons.

BUT THIS IS A MORTGAGE, and is made for the following uses and purposes set forth herein; that is to say, Mortgagor is justly indebted to Mortgagee hereinafter mentioned, in the principal sum of One Million One Hundred Thousand and 00/100 United States Dollars ($1,100,000.00), evidenced by that certain Secured Convertible Promissory Note (the "Note") of even date herewith, bearing interest at the rate specified therein, and payable in accordance with the terms of the Note, **but in no event later than the outside maturity date set forth in the Note, i.e., October __, 2006 (the "Maturity Date")**. All of the Note is incorporated herein by reference.

AS FURTHER SECURITY, as to any property which constitutes or becomes fixtures as defined in Ark. Code Ann. §4-9-102 (41) (whether or not also described on **Exhibit B**), this also constitutes a fixture filing perfecting a lien on fixtures by filing in the real estate records of Cleburne County, Arkansas, pursuant to Ark. Code Ann. § 4-9-502, such fixtures and the improvements described in the foregoing paragraph (1) collectively referred to as the "Improvements."

Mortgagor desires to secure and make certain the payment of the Note, and any and all renewals, modifications and extensions thereof, in whole or in part and also the payment and performance of the other Obligations, as hereinafter defined.

NOW, THEREFORE, so long as any part of the Obligations shall remain unpaid or unperformed, Mortgagor covenants, agrees, represents and warrants as follows:

ARTICLE I
OBLIGATIONS DEFINED

The following obligations of Mortgagor are hereinafter collectively called the "Obligations":

1.1 Note. Payment of the indebtedness (including interest, late charges, attorneys' fees and costs and liquidated damages, if any, thereon) evidenced and to be evidenced by the Note, and of any and all renewals, modifications and extensions thereof, in whole or in part (without any duty or obligation being incumbent upon Mortgagee to so renew, modify or extend such indebtedness); and

1.2 Mortgage. Payment of all sums advanced by Mortgagee to or for the benefit of Mortgagor contemplated hereby and performance of all obligations and covenants herein contained, including, without limitation, any amounts advanced to protect the mortgage estate and security interests herein granted and all attorneys' fees, court costs, and expenses of whatever kind incident thereto or to the collection of the indebtedness and obligations hereby secured and enforcement of the liens and security interests herein granted; and

1.3 Other Indebtedness. Payment of any other sums which are owed by Mortgagor (or any parent, subsidiary or affiliate of Mortgagor, or any entity in which Mortgagor has an ownership

interest) to Mortgagee (including but not limited to contingent debt, or debt acquired by transfer, judgment or endorsement and whether or not that debt is related in any way to the Note) currently existing or at any time hereafter and prior to the intentional release and satisfaction of this Mortgage. The Note, this Mortgage, any financing statements, and all documents representing, securing or perfecting any liens securing the Obligations are sometimes referred to herein as the "Loan Documents."

1.4 Other Mortgages. Mortgagor agrees no other lien may encumber the Mortgaged Property without the prior written consent of Mortgagee, such consent to be granted or withheld in the sole discretion of Mortgagee.

ARTICLE II
COVENANTS AND AGREEMENTS AS TO MORTGAGED PROPERTY

Mortgagor does hereby covenant, warrant, represent to and agree with Mortgagee as follows:

2.1 Payment and Performance. Mortgagor shall make all payments on the indebtedness evidenced by the Note when due and shall punctually and properly perform all of Mortgagor's other Obligations in accordance with their terms.

2.2 Insurance. Mortgagor shall, at Mortgagor's sole cost and expense, obtain and maintain in the following insurance policies, issued by companies acceptable to Mortgagee:

(i) Hazard insurance covering fire and extended coverage risks and such other risks as are customarily insured against by prudent property owners in the area, endorsed with a standard mortgagee's clause in favor of Mortgagee, and with an endorsement designating Mortgagee as loss payee, in an amount equal to the maximum insurance replacement cost value of the Property;

(ii) General commercial public liability coverage; and

(iii) Flood and mudslide insurance, with an endorsement designating Mortgagee as loss payee, in an amount equal to the lesser of: (i) the amount of indebtedness evidenced by the Note; or (ii) the maximum limit of coverage made available with respect to the Mortgaged Property under the Federal Flood Insurance Program; provided, however, that such flood and mudslide insurance shall not be required if Mortgagor shall provide Mortgagee with evidence satisfactory to Mortgagee that the Mortgaged Property is not situated within an area identified by the Secretary of Housing and Urban Development or by any other governmental department, agency, bureau, board or instrumentality as an area prone to or having special flood or mudslide hazards, and that no flood insurance is required on the Mortgaged Property. Mortgagor has provided evidence satisfactory to Mortgagee that, as of the date of this Agreement, the Mortgaged Property is not situated within an area identified by the Secretary of Housing and Urban Development or by any other governmental department, agency, bureau, board or instrumentality as an area prone to or having special flood or mudslide hazards.

All required insurance policies shall provide for not less than thirty (30) days prior written notice to Mortgagee of any cancellation, termination, or material amendment thereto. Mortgagor will cause all policies of hazard insurance to be payable to Mortgagee pursuant to a standard mortgagee's clause acceptable to Mortgagee; and Mortgagor will cause all liability insurance policies to name Mortgagee as additional insured, if Mortgagee so requires. Mortgagor shall deposit certificates of such policies of insurance with Mortgagee as further security for the Obligations, no responsibility for the approval or maintenance of any insurance (required to be maintained pursuant hereto) being imposed upon Mortgagee. In the event of damage to or destruction of the Improvements by fire or other casualty, the net proceeds of the insurance shall be applied upon the Obligations in such manner as Mortgagee may elect; or, at the option of Mortgagee, such proceeds may be released to Mortgagor to be used to restore such property to its former condition. Any insurance policies furnished to Mortgagee shall become Mortgagee's property in the event Mortgagee becomes the owner of the Mortgaged Property by foreclosure or otherwise. Mortgagee is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies, and to collect and receive the proceeds from any such policy or policies.

2.3 Taxes and Assessments. Mortgagor will promptly pay when due all taxes, assessments, levies, dues and charges of every type or nature assessed against the Mortgaged Property, and any claim, lien or encumbrance against the Mortgaged Property which may be or become prior to the lien of this Mortgage. Within ten (10) days of payment by Mortgagor of such taxes or assessments, Mortgagor shall provide Mortgagee with a receipt of such payment.

2.4 Taxes on Mortgage. If at any time any law shall be enacted imposing or authorizing the imposition of any tax upon the Note, any of the Obligations, or this Mortgage, or upon any rights, titles, liens, or security interests created hereby, or any part thereof, Mortgagor shall immediately pay all such taxes; provided if it is unlawful for Mortgagor to pay such taxes, Mortgagee may pay such taxes and Mortgagor shall reimburse Mortgagee for such payment in full within ten (10) days after notice; provided, further, if it shall be unlawful for Mortgagor either to pay such taxes or to reimburse Mortgagee therefor, or if such payment or reimbursement would be usurious, Mortgagor shall not be required to make such payment or reimbursement, but at Mortgagee's option, the Obligations shall thereupon be immediately due and payable.

2.5 Eminent Domain. Mortgagor hereby transfers, sets over, and assigns to Mortgagee all judgments, awards of damages and settlements hereafter made as a result of or in lieu of any taking of the Mortgaged Property or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Mortgaged Property or any part thereof, or to any rights appurtenant thereto, including any award for change of grade of streets. Mortgagee may apply all such sums or any part thereof so received, after the payment of all of Mortgagee's expenses, including costs and reasonable attorney's fees, on the Obligations secured hereby, whether due or not, in such manner as it elects or, at its option, the entire amount or any part thereof so received may be released to Mortgagor or other party lawfully entitled thereto.

2.6 Repair, Waste, Alterations, Etc. Mortgagor shall keep every part of the Mortgaged Property in good operating order, repair and condition and shall not commit or permit any removal or waste thereof, normal wear and tear excepted. Mortgagor shall not remove or demolish or materially alter the design or structural character of any Improvements now or hereafter erected

upon the Mortgaged Property without the prior written consent of Mortgagee. Mortgagor shall promptly make all necessary repairs, renewals and replacements to the Mortgaged Property.

2.7 Advances by Mortgagee to Protect Collateral. If Mortgagor shall default in paying taxes or assessments, maintaining insurance or making repairs, Mortgagee may, at its discretion, advance and pay such sums as may be proper to satisfy taxes, maintain insurance and make repairs, and protect and preserve the Mortgaged Property, and such amounts so paid shall be treated as part of the expenses of administering this pledge of collateral, shall be repaid by Mortgagor as an additional principal sum under the Note and shall be secured by the lien hereof. However, the making of any such payment by Mortgagee shall not be construed as a waiver of any default of Mortgagor.

2.8 No Mechanic's Liens. Mortgagor shall discharge all claims for labor performed and material furnished to the Mortgaged Property, and shall not suffer any lien of mechanics or materialmen to be filed against any part of the Mortgaged Property. Mortgagee has not consented and will not consent to any contract or to any work or to the furnishing of any materials that might be deemed to create a lien or liens superior to the lien of this instrument, either under Ark. Code Ann. § 18-44-110, or otherwise, unless by signed, recorded writing, which consent Mortgagee may refuse to give in the sole and absolute discretion of Mortgagee.

2.9 Protection and Priority of Lien. Mortgagor shall not do anything or suffer or permit anything to be done whereby the lien and security interest of this Mortgage could be impaired. In particular (but not by way of limitation), Mortgagor shall not consent, directly or indirectly, to the inclusion of any portion of the Mortgaged Property within any improvement district or similar organization that has the authority to levy assessments against the Mortgaged Property which constitute a lien thereon which is equal or superior to the lien of this Mortgage. Nor shall Mortgagor do anything or suffer or permit anything to be done or omit to do anything which could result in foreclosure of a lien of any kind on any portion of the Mortgaged Property whether that lien were superior, inferior or equal to that of the Mortgage. None of the provisions of this Section 2.9 may be waived except by a signed, recordable writing from Mortgagee.

2.10 Compliance with Laws. Mortgagor, the Mortgaged Property, and the use thereof by Mortgagor currently comply and shall comply with all laws, rules, ordinances, regulations, covenants, conditions, restrictions, orders and decrees of any governmental authority or court applicable to Mortgagor or the Mortgaged Property and its use, including without limitation zoning, environmental, and ecological requirements. Mortgagor will not suffer or permit any violation thereof; and Mortgagor shall pay all fees or charges of any kind in connection therewith.

2.11 Further Assurances. Mortgagor, upon the request of Mortgagee, shall execute, acknowledge, deliver, and record such further instruments and do such further acts as may be necessary, desirable or proper to carry out the purposes of this instrument and the other Loan Documents and to subject to the liens and security interests created thereby any property intended by the terms thereof to be covered thereby, including specifically but without limitation any renewals, additions, substitutions, replacements, improvements or appurtenances to the Mortgaged Property.

2.12 Inspection of Premises. Until the Obligations shall have been fully paid and satisfied, Mortgagee and its agents shall have the right at all reasonable times to inspect the Mortgaged Property and the other security for the Obligations, and all applicable books and financial records relating thereto.

2.13 Due on Transfer, Death or Encumbrance. Mortgagor hereby acknowledges to Mortgagee that the identity and expertise of Mortgagor were and continue to be material circumstances upon which Mortgagee has relied in extending the credit hereby secured. Mortgagor therefore covenants and agrees with Mortgagee the entire Obligations shall, at the absolute option of Mortgagee, be and become immediately due and payable in the event, without the prior written consent of Mortgagee (which consent may be given or withheld in the sole and absolute discretion of Mortgagee), (i) Mortgagor should sell, assign, transfer, convey, lease with option to purchase, enter into a contract for sale, grant an option to purchase, or further encumber any or all of Mortgagor's interest in the Mortgaged Property, or any portion thereof, or permit the same to be sold, assigned, transferred, conveyed, contracted for or further encumbered; or (ii) any portion of the unpaid principal balance of the Note or any interest due thereon should be assumed by anyone.

2.14 Hazardous Substances. "Hazardous Substances" shall mean without limitation any flammables, explosives, radioactive materials, asbestos, petroleum, urea, formaldehyde, hazardous wastes, toxic substances or any other elements or compounds designated as a "hazardous substance," "pollutant" or "contaminant" in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. § 9601, *et seq.*, or in the Resource Conservation and Recovery Act, 42 U.S.C. § 6991, *et seq.*, or any other applicable federal, state or local law, directive, code or regulation; and "Wastes" shall mean any hazardous wastes, residual wastes, solid wastes or other wastes as those terms are defined in the applicable federal, state or local laws, directives, codes or regulations; and "Environmental Laws" shall mean all present, past or future local, state or federal laws, regulations, rules, codes or directives pertaining to Hazardous Substances or Wastes, environmental regulation, contamination or cleanup and, including without creating any limitation on this definition the following: CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, *et seq.*, the Toxic Substances Control Act, 15 U.S.C. § 2601, *et seq.*, the National Environmental Policy Act, 42 U.S.C. § 4321, *et seq.*, the Federal Water Pollution Control Act, 33 U.S.C. § 1251, *et seq.*, the Safe Drinking Water Act, 42 U.S.C. § 300f, *et seq.*, the Clean Air Act, 42 U.S.C. § 7401, *et seq.*, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136, *et seq.*, the Endangered Species Act, 16 U.S.C. § 1531, *et seq.*, the Surface Mining Control and Reclamation Act, 30 U.S.C. § 1201, *et seq.*, the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 11001, *et seq.*, the Oil Pollution Act, 33 U.S.C. § 2701, *et seq.*, the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 301, *et seq.*, the Ocean Dumping Act, 33 U.S.C. § 1401, *et seq.*, the Marine Mammal Protection Act, 31 U.S.C. § 1361, *et seq.*, the Coastal Zone Management Act, 16 U.S.C. § 1451, *et seq.*, or similar state lien or state superlien or environmental clean-up statutes (all such codes, orders, directives, laws, statutes, rules and regulations being referred to collectively as the "Environmental Laws"). Mortgagor warrants, represents and covenants as follows:

(i) Neither Mortgagor, the Mortgaged Property nor any other personal or real property owned by Mortgagor is subject to any private or governmental lien or judicial or

administrative notice or action, relating to Hazardous Substances or environmental problems, impairments or liabilities, or the direct or indirect violation of any Environmental Laws.

(ii) No Hazardous Substances are located on or have been stored, used, processed or disposed of on or released or discharged from (including ground water contamination) the Mortgaged Property (other than any chemicals or petroleum products used in the ordinary course of Mortgagor's business and properly stored, used and disposed of in accordance with all applicable Environmental Laws) and no above or underground storage tanks exist on the Mortgaged Property. Mortgagor has not entered into any contracts or other arrangements for Hazardous Substances to be disposed of or treated. Mortgagor shall not allow any Hazardous Substances to be stored, located, used, discharged, possessed, managed, processed or otherwise handled on the Mortgaged Property (other than any chemicals or petroleum products used in the ordinary course of Mortgagor's business and properly stored, used and disposed of in accordance with all applicable Environmental Laws) and shall comply with all Environmental Laws affecting the Mortgaged Property.

(iii) Mortgagor shall immediately notify Mortgagee should Mortgagor become aware of (1) any Hazardous Substance or other environmental problem or liability with respect to Mortgagor or the Mortgaged Property, or (2) any lien, action, or notice of the nature described in subparagraph (i) above. Mortgagor shall, at Mortgagor's own cost and expense, take all actions as shall be necessary or advisable for the clean-up of the Mortgaged Property, including all removal, containment and remedial actions in accordance with all applicable Environmental Laws, and shall further pay or cause to be paid at no expense to Mortgagee all clean-up, administrative, and enforcement costs of any court or applicable government agencies that may be asserted against the Mortgaged Property or the owner thereof. Mortgagor shall indemnify Mortgagee against and hold it harmless from all clean-up, administrative and enforcement costs, damages, liabilities, penalties, fines, losses, claims, expenses (including attorneys' fees and disbursements) which are incurred by Mortgagee, whether before or after foreclosure of the lien hereof, with respect to any violation or claim of violation of any Environmental Law pertaining to the Mortgaged Property. Mortgagor shall pay such amounts within ten (10) days after notice from Mortgagee itemizing the amounts incurred to the date of such notice without requirement of waiting for the ultimate outcome of any litigation, claim or other proceeding.

2.15 Survival of Warranties and Representations. All warranties, representations and indemnification in this Article II and elsewhere shall be deemed to be continuing and shall remain true and correct in all material respects until all of the Obligations have been paid in full and all limitations periods expire. Mortgagor's covenants and indemnifications set forth above shall survive any exercise of any remedy by Mortgagee hereunder or under any other instrument or document now or hereafter evidencing or securing the Obligations, including foreclosure of this Mortgage (or deed in lieu thereof), even if, as a part of such foreclosure or deed in lieu of foreclosure, the Obligations are satisfied in full and/or this Mortgage shall have been released. Mortgagor also agrees Mortgagee shall not have any obligation to determine, from time to time, whether Mortgagor is in compliance with the Environmental Laws, instead. Mortgagor agrees it will voluntarily notify Mortgagee if any warranty or representation set forth in this Article II is or becomes incorrect in any respect.

2.16 Authorization. All persons executing this Mortgage on behalf of Mortgagor unconditionally warrant and represent to Mortgagee they are duly authorized to execute this Mortgage and unconditionally bind Mortgagor to its provisions.

ARTICLE III
ASSIGNMENT OF RENTS AND LEASES

3.1 Assignment of Rents and Leases. All of the rents, revenue, deposits, escrow accounts and other benefits derived from the Mortgaged Property or arising from the use or enjoyment of any portion thereof or from any existing or future lease or agreement pertaining thereto and liquidated damages following default under such leases, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Mortgaged Property, together with any and all rights Mortgagor may have against any tenant under such leases or any subtenants or occupants of any part of the Mortgaged property and any award made hereafter to Mortgagor in any court proceeding involving any of the tenants or in any bankruptcy, insolvency, or reorganization proceedings in any state or federal court, and all payments by tenants in lieu of rent (all hereinafter collectively called the "Rents"), are hereby absolutely and unconditionally assigned to Mortgagee, to be applied by Mortgagee in payment of the Obligations. Mortgagor hereby further assigns to Mortgagee, as security hereunder, any and all future leases, including subleases, any and all extensions, renewals, modifications, and replacements thereof, and all guaranties of tenants' performance thereunder, upon any part of the Mortgaged Property and Improvements (the "Leases"). It is understood and agreed by the parties this assignment is intended to be and is an absolute assignment from Mortgagor to Mortgagee, and not merely the passing of a security interest; provided, however, that prior to an Event of Default, Mortgagor shall have a license, without joinder of Mortgagee, to enforce the Leases and to collect the Rents as they come due and to retain, use and enjoy the same, but no rents, issues, or profits not due under the terms of any of the leases or rental or other arrangements shall be collected or accepted by Grantor without the prior written consent of Mortgagee. Mortgagor shall, upon request of Mortgagee, execute confirmatory assignments of any specific leases affecting any part of the Mortgaged Property and a separate, recordable assignment of rents and leases, which shall be in addition to and not in replacement of this assignment.

3.2 Representations and Warranties. Mortgagor covenants and represents that Mortgagor has full right and title to assign the Leases and Rents; that the terms of said Leases have not been changed from the terms in the copies of the Leases submitted to Mortgagee for approval, if any; that no other assignment of any interest therein have been made; and that there are no existing defaults of a material nature under the provisions of the Leases. Mortgagor will not change, cancel, surrender, or terminate any of the Leases, exercise any option which might lead to such cancellation, surrender, termination or change, alter or modify them or the assignment of the lessees' interest in them, without the prior written consent of Mortgagee.

3.3 No Obligation Upon Mortgagee. Mortgagee's acceptance of the assignment of Leases and Rents provided for herein shall not obligate Mortgagee to appear in or defend any proceeding relating to any of the Leases or to the Mortgaged Property, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Mortgagor by any tenant. Mortgagee shall not

be liable for any injury or damage to person or property in or about the Mortgaged Property, nor shall Mortgagee be responsible for, or intend to, monitor whether any lessee under the Leases is complying with the Environmental Laws.

ARTICLE IV
SECURITY AGREEMENT

4.1 Security Interest. This Mortgage shall also constitute a security agreement between Mortgagor, as debtor, and Mortgagee, as secured party, with respect to all fixtures to or upon the Mortgaged Property, and Mortgagor grants to Mortgagee a security interest in such fixtures (whether or not described in **Exhibit B** hereto), with the intention that the same immediately "attach" upon the execution hereof (without respect to recordation), with Mortgagee relying upon Mortgagor's representation that Mortgagor has rights in the fixtures. In addition to Mortgagee's other rights hereunder, Mortgagee shall have all rights of secured parties under the Uniform Commercial Code as adopted in Arkansas (hereinafter called the "Code"). Mortgagor shall execute and deliver to Mortgagee all financing statements that may be required by Mortgagee to establish and maintain the perfection and priority of Mortgagee's security interest in the fixtures, and Mortgagor shall bear all costs thereof, including all Code searches reasonably required by Mortgagee.

4.2 Representations and Warranties. Mortgagor represents and warrants Mortgagor owns and, with respect to any fixtures hereafter acquired, will own the fixtures, if any, free and clear of any lien, security interest or other charge or encumbrance except for the security interest created by this Mortgage; Mortgagor has the right to encumber the fixtures and to grant a security interest therein to Mortgagee; and Mortgagor will forever warrant and defend the security interest of Mortgagee against the lawful claims of all persons.

4.3 No Duty Imposed on Mortgagee. The powers conferred on Mortgagee hereunder are solely to protect the interest in the fixtures and shall not impose any duty to exercise any such powers. Except for the accounting for monies actually received hereunder, Mortgagee shall have no duty as to preserve or protect the same or the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the fixtures.

ARTICLE V
EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

5.1 Failure to Pay Obligations. If Mortgagor shall fail to pay any part of the Obligations, whether principal or interest, promptly when the same become due, or if Mortgagor shall fail to pay any sum necessary to satisfy and discharge taxes and assessments promptly when due, or to maintain insurance or repairs, or the necessary expense of protecting the Mortgaged Property and executing this Mortgage; or

5.2 Default Under Other Liens. If any of the Mortgaged Property is levied upon or attached by any legal process, or if there shall occur any default under or with respect to any lien or

security interest on the Mortgaged Property, or if the holder of any such lien institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

5.3 Bankruptcy or Insolvency. If Mortgagor, or any permitted successor or assign, or any guarantor of any of the Obligations, shall voluntarily become a party to any insolvency, bankruptcy, composition, receivership or reorganization proceeding, shall make any assignment for the benefit of creditors or shall admit in writing an inability to pay its or their debts as they become due; or if any involuntary bankruptcy, insolvency, composition, receivership or other reorganization proceedings be filed against Mortgagor, any permitted successor or assign, or any guarantor of the Obligations, and the same shall not be dismissed within thirty (30) days after the commencement of any such involuntary proceedings; or

5.4 Abandonment. If Mortgagor abandons any material portion of the Mortgaged Property; or

5.5 False Representation. If any statement, representation, covenant or warranty in any instrument or document or Loan Documents evidencing or securing the Obligations, any financial statement or any other writing delivered to Mortgagee in connection with the Obligations is discovered by Mortgagee to be false, misleading or erroneous in any material respect; or

5.6 Mortgagor's Default Under Leases. If Mortgagor shall default in any of Mortgagor's covenants, obligations and undertakings under any of the Leases (if applicable) and shall fail to cure said default within the time, if any, permitted by any of such Leases for cure thereof; or

5.7 Nonperformance of Other Covenants. If there shall occur any default in Mortgagor's other covenants, warranties, agreements, liabilities, obligations and undertakings as contained in this Mortgage and, except in the case of defaults under Sections 2.13 and 2.14 hereof (which shall have no available cure period), the same shall not be cured within fifteen (15) days after notice by Mortgagee to Mortgagor; or if there shall occur any default, beyond any applicable cure or grace period, in Mortgagor's covenants, warranties, agreements, liabilities, obligations and undertakings contained in any other instrument which now or hereafter secures the Obligations.

Notice as provided for herein, or in any of the Loan Documents, shall be deemed properly given by Mortgagee to Mortgagor if delivered in person, sent by recognized overnight courier service, or mailed by Mortgagee by certified U. S. Mail, return receipt requested, to Mortgagor at the address set forth herein.

ARTICLE VI
REMEDIES

If an Event of Default shall occur, Mortgagee may exercise any one or more of the following remedies:

6.1 Acceleration. Mortgagee may declare the entire Obligations, principal (inclusive of all late charges or other sums described in the Note) and interest, immediately due and payable

without further notice or demand, the same being hereby expressly waived; provided, however, no penalty for prepayment provided for in the Note (if any) shall be waived or reduced because the prepayment was effected by foreclosure or occasioned by acceleration, and Mortgagee shall be entitled to collect no less than the highest such penalty provided for therein from the proceeds of such prepayment, before applying the proceeds to interest and principal (inclusive of all late charges or other sums described in the Note).

6.2 Enforcement of Assignment of Rents and Leases. Mortgagee may: (a) terminate the license granted to Mortgagor to collect the Rents (regardless of whether Mortgagee shall have entered into possession of the Mortgaged Property), collect and sue for the Rents in Mortgagee's own name, give receipts and releases therefor, and after deducting all expenses of collection, including reasonable attorneys' fees, apply the net proceeds thereto to any Obligations as Mortgagee may elect; (b) make, modify, enforce, cancel or accept surrender of any Leases, evict tenants, adjust Rents, maintain, decorate, refurbish, repair, clean and make space ready for renting, and otherwise do anything Mortgagee reasonably deems advisable in connection with the Mortgaged Property; (c) apply the Rents so collected to the operation and management of the Mortgaged Property, including the payment of reasonable management, brokerage and attorneys' fees, or to the Obligations; and (d) require Mortgagor to transfer and deliver possession of all security deposits and records thereof to Mortgagee.

6.3 Judicial and Other Relief. Mortgagee may proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction. In the event of a conflict between the expressed powers on default granted to Mortgagee hereunder and the same or similar or additional powers granted by any state or federal enactment to lenders such as Mortgagee, the latter shall be controlling and this Mortgage shall be deemed to have been amended or supplemented accordingly.

6.4 Entry on Mortgaged Property; Tenancy at Will.

(a) Mortgagee may, but shall not be in any respect required to, enter into and upon and take possession of all or any part of the Mortgaged Property, and may exclude Mortgagor, and all persons claiming under Mortgagor, and its agents or servants, wholly or partly therefrom; and, holding the same, Mortgagee may use, administer, manage, operate and control the Mortgaged Property and may exercise all rights and powers of Mortgagor in the name, place and stead of Mortgagor, or otherwise, as Mortgagee shall deem best; and in the exercise of any of the foregoing rights and powers Mortgagee shall not be liable to Mortgagor for any loss or damage thereby sustained unless due solely to the willful misconduct or gross negligence of Mortgagee.

(b) In the event of a foreclosure sale hereunder and if at the time of such sale Mortgagor occupies the Mortgaged Property or any part thereof, Mortgagor shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of such purchaser, at a reasonable rental per day based upon the value of the portion of the Mortgaged Property so occupied (but not less than any rental theretofore paid by such tenant, computed on a daily basis). An action of unlawful detainer or forcible detainer or its

equivalent shall lie if Mortgagor holds over after a demand in writing for possession of such portion of the Mortgaged Property.

6.5 Receiver. Mortgagee may make application to a court of competent jurisdiction, as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations, for appointment of a receiver of the Mortgaged Property, and Mortgagor does hereby irrevocably consent to such appointment and agree the same is proper by summary action taken either with notice to Mortgagor or by *ex parte* action. Any such receiver shall have all necessary and proper powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, at Mortgagor's sole expense.

6.6 Method of Payment. If any payment is not paid timely, as contemplated by Section 5.1 hereof, by reason of dishonor of Mortgagor's check, Mortgagee may at any time thereafter require any or all future payments hereunder to be made by wire transfer, or cashier's check, or other certified or guaranteed funds, and to such office as Mortgagee may direct, all at Mortgagor's sole expense. After notice of such requirement (or notice of a modification thereof), Mortgagee may refuse to accept tender of payment not complying with such requirement, as originally imposed or modified.

6.7 Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in this Mortgage and in any other chattel mortgage, deed of trust, security agreement, pledge, contract of guaranty, assignment of leases, or instrument at any time securing the Obligations, or otherwise available to it at law or equity (including, without limitation, those granted by the Code), and same: (a) shall be cumulative, concurrent, and nonexclusive, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated for the Obligations, or any part thereof or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Mortgagee, and (c) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise of or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse.

ARTICLE VII
MISCELLANEOUS

7.1 Waiver of Marshalling and Certain Rights. To the maximum extent possible, Mortgagor hereby expressly waives, to the maximum extent permitted by law, any of the following rights: notice of acceleration, demand prior to foreclosure, presentment, protest, notice of protest, marshaling of assets, appraisement, stay, equitable and statutory redemption, or foreclosure in any particular order. Without limiting the foregoing, Mortgagor expressly waives all rights of redemption conferred by the Act 153 of 1899, codifed at Ark. Code Ann. § 18-49-106, as amended from time to time.

7.2 Waiver of Impairment of Recourse Defenses. Without affecting the liability of Mortgagor or any other person (except any person expressly released in writing) for the payment or performance of any of the Obligations, and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at any time, and from time to time, either before or after the maturity of the Note, and without notice or consent:

(a) Release any person or entity liable for payment or performance of all or any part of the Obligations by treating such person or entity's liability as that of a guarantor, regardless of its initial nature;

(b) Make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Obligations (without limit as to the number of such extensions or the period or periods thereof), or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof;

(c) Exercise or refrain from exercising any right Mortgagee might have;

(d) Accept additional security of any kind; and

(e) Release or otherwise deal with any property, real or personal, securing the Obligations, including all or any part of the Mortgaged Property.

Furthermore, the failure of Mortgagee to perfect any lien granted herein or in any other Loan Document, to take any action to obtain payment or performance of the Obligations or to exercise any rights or remedies available hereunder shall not relieve Mortgagor or any other person from liability for the payment or performance of the Obligations nor effect a discharge of the lien, security interest or assignment herein granted; it being intended that all "impairment of recourse" and "impairment of collateral" defenses are hereby waived.

7.3 No Waiver. No waiver by Mortgagee shall be construed as a waiver of any right giving rise to such right so waived, or of any right which might arise by a subsequent default (whether similar or identical to, or different than the prior default) or any other default by Mortgagor. No delay by Mortgagee in exercising any right or remedy hereunder, or otherwise afforded by law, shall operate as a waiver thereof or preclude the exercise thereof during the continuance of any default hereunder. No failure of Mortgagee to exercise any option herein given to declare the maturity of the Obligations hereby secured, no forbearance by Mortgagee after the exercise of such option, and no withdrawal or abandonment of foreclosure proceedings by Mortgagee after the exercise of such option, shall be taken or construed as a waiver of its right to exercise such option or to declare such maturity by reason of any past, present, or future default on the part of Mortgagor. Acceptance by Mortgagee of partial payments shall not constitute a waiver of the default by failure to make full payments.

7.4 Mortgagee's Consent. Except as otherwise expressly provided herein, in any instance hereunder where Mortgagee's approval or consent is required or the exercise of Mortgagee's judgment is required, the granting or denial of such approval or consent and the exercise of such

judgment shall be within the sole discretion of Mortgagee, and Mortgagee shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment. Mortgagee may consult with counsel, and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

7.5 Appointment of Attorney. Mortgagor hereby irrevocably appoints Mortgagee its attorney-in-fact, coupled with an interest, with full power and authority in the place and stead of Mortgagor and in the name of Mortgagor or otherwise, from time to time after the occurrence of an Event of Default, in Mortgagee's discretion, to take any action and to execute any instrument which Mortgagee may deem necessary or advisable to accomplish the purposes of this Mortgage, including, without limitation (a) to obtain and adjust insurance required to be maintained pursuant to the provisions of this Mortgage; (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due in respect of any of the Mortgaged Property or the Leases; (c) to receive, endorse, and collect any drafts or other instruments, documents, and chattel paper in connection with clause (a) or (b) above; (d) to appear in any action concerning any of the Leases; (e) to deal with planning, zoning and regulatory agencies having jurisdiction over the Mortgaged Property and to effect compliance with the requirements of those agencies, including but not limited to plat amendments or filings convenient or necessary to permit conveyance of the Mortgaged Property as a separate tract or tracts; and (f) to file any claims or take any action or institute any proceedings which Mortgagee may deem necessary or desirable for the collection of any of the Rents or any amounts otherwise due in connection with the Mortgaged Property, or otherwise to enforce the rights of Mortgagee with respect to the Mortgaged Property and the Leases and Rents. Mortgagor hereby ratifies and approves all acts of said attorney; and so long as the attorney acts in good faith it shall have no liability to Mortgagor for any act or omission as such attorney.

7.6 Estoppel Certificate. At the request of Mortgagee, Mortgagor shall furnish promptly a written statement or affidavit, in such form as may be required by Mortgagee, confirming the unpaid balance of the Obligations, the date to which interest has been paid and that there are no offsets to or defenses against any payment or performance of the Obligations or, if there are any such offsets or defenses, specifying them.

7.7 Expenses of Mortgagee. Mortgagor will upon demand pay to Mortgagee the amount of any and all costs and expenses, including without limitation all fees and disbursements of Mortgagee's counsel and of any experts and agents, which Mortgagee may incur in connection with (a) the preparation and recording of this Mortgage and the financing statements which may be filed to perfect the security interests granted herein, (b) the administration of this Mortgage, (c) the sale of, collection from, or other realization upon the Mortgaged Property and the Rents and Leases; (d) the exercise or enforcement of any of the rights of Mortgagee hereunder; or (e) the failure of Mortgagor to perform or observe any of the provisions hereof.

7.8 Indemnification. Mortgagor agrees to indemnify and hold Mortgagee harmless from and against any and all claims, losses, and liabilities arising out of or resulting from this Mortgage and the assignment of rents and leases and the grant of security interests contained herein (including,

without limitation, enforcement of this Mortgage), except claims, losses, or liabilities resulting solely and directly from Mortgagee's gross negligence or willful misconduct.

7.9 Default Rate. If Mortgagee shall expend any money chargeable to Mortgagor or subject to reimbursement by Mortgagor under the terms of this Mortgage or any other instrument or document or Loan Document now or hereafter evidencing or securing the Obligations, Mortgagor shall repay the same to Mortgagee immediately at the place where payments under the Note are payable, together with interest thereon from the date due (or, if there is no specified due date, from the date of demand therefor by Mortgagee) until paid at the rate specified for such advances in the Note.

7.10 Payment in Full. If Mortgagor shall pay and perform all of the Obligations promptly when due, and shall comply with all of the covenants, terms and conditions of the Note and this Mortgage, and any other instrument which also now or hereafter secures the Obligations secured hereby, then this conveyance shall become void, Mortgagee shall release the lien hereof or reconvey by quitclaim the Mortgaged Property herein described at expense of Mortgagor. However, in the event the Note permits prepayment, Mortgagee may require at least thirty (30) days written notice of Mortgagor's intention to prepay the Note before providing pay-off figures, and may require Mortgagor to submit the proposed release documents to it with that notice.

7.11 Headings, Use of Terms. The article, paragraph and subparagraph headings hereof are inserted for convenience of reference only and shall not alter, define, or be used in construing the text of such articles, paragraphs or subparagraphs. Whenever used, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The term "Mortgagor" shall include in their individual capacities and jointly all parties hereinabove named a Mortgagor. The term "Mortgagee" shall include any lawful owner, holder, pledgee, or assignee of any of the Obligations.

7.12 Severability. If any provision of this Mortgage is held to be illegal, invalid, or unenforceable under present or future laws effective while this Mortgage is in effect, the legality, validity and enforceability of the remaining provisions of this Mortgage shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Mortgage a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

7.13 Burden and Benefit. This Mortgage shall be binding on Mortgagor, its successors and assigns, and shall inure to the benefit of Mortgagee and its successors and assigns.

7.14 Applicable Law. The granting and perfection of all liens conveyed by this Mortgage shall be governed by and construed in accordance with the laws of the State of Arkansas.

7.15 Replacement of Note. Upon receipt of evidence reasonably satisfactory to Mortgagor of the loss, theft, destruction or mutilation of the Note, and in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Mortgagor or, in the case of any such mutilation, upon surrender and cancellation of the Note, Mortgagor, at Mortgagee's expense, will execute and deliver, in lieu thereof, a replacement note, identical in form

and substance to the Note and dated as of the date of the Note, and upon such execution and delivery all references in this Mortgage to the Note shall be deemed to refer to such replacement note.

7.16 Extensions, Etc. Mortgagor and Mortgagee may (without any obligation being incumbent on Mortgagee to do so) agree to extend the time for payment of all or any part of the Obligations, without limit as to the number of such extensions or the period or periods thereof, or reduce, rearrange or otherwise modify the terms of payment thereof, or accept a renewal note or notes therefor, all without notice to or the consent of any junior lienholder or any other person having an interest in the Mortgaged Property subordinate to the lien of this Mortgage, and without the consent of Mortgagor, regardless of whether Mortgagor has then parted with title to the Mortgaged Property. No such extension, reduction, modification or renewal shall affect the priority of this Mortgage or impair the security hereof in any manner whatsoever. Mortgagor appoints Mortgagee as its attorney in fact to execute and record any memoranda of such extensions, in Mortgagee's discretion.

7.17 Financial Statements. Mortgagor shall furnish to Mortgagee financial statements as required in that certain Secured Convertible Note and Warrant Purchase Agreement between Mortgagor and Mortgagee of even date herewith.

7.18 Fixture Filing. As to such portion of the Mortgaged Property as is or may become fixtures, affixed to the real estate described herein, this instrument shall constitute a "fixture filing" pursuant to Ark. Code Ann. § 4-9-502. The following information is accordingly included:

(a) The name of the debtor is **PATIENT SAFETY TECHNOLOGIES, INC.**, a Delaware corporation.

(b) The name of the secured party is **ALAN E. MORELLI**, an individual.

(c) The address of the secured party from which information may be obtained is set forth in **Exhibit A** and **Exhibit B** attached hereto.

(d) The mailing address of the debtor is set forth in **Exhibit A** and **Exhibit B** attached hereto.

(e) A description of the collateral is set forth in **Exhibit A** and **Exhibit B** attached hereto.

(f) A legal description of the real estate to which the collateral is or may become fixed is set forth in **Exhibit A** attached hereto.

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the day and year first above written.

MORTGAGOR:

PATIENT SAFETY TECHNOLOGIES, INC.

By: [signature]
Name: LOUIS GLAZER, M.D.
Title: Chairman and Chief Executive Officer

[ACKNOWLEDGMENT]

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California
County of Los Angeles } ss.

On June 1, 2006 (Date), before me, Jayne A. Bennett, Notary Public (Name and Title of Officer (e.g., "Jane Doe, Notary Public")) personally appeared Louis Glazer (Name(s) of Signer(s)),

☐ personally known to me

☑ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

JAYNE A. BENNETT
Commission # 1510113
Notary Public - California
Los Angeles County
My Comm. Expires Aug 27, 2008

Place Notary Seal Above

WITNESS my hand and official seal.

Jayne A. Bennett
Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document: ________

Document Date: ________ Number of Pages: ________

Signer(s) Other Than Named Above: ________

Capacity(ies) Claimed by Signer(s)

Signer's Name: ________
☐ Individual
☐ Corporate Officer — Title(s): ________
☐ Partner — ☐ Limited ☐ General
☐ Attorney in Fact
☐ Trustee
☐ Guardian or Conservator
☐ Other: ________

Signer Is Representing: ________

RIGHT THUMBPRINT OF SIGNER
Top of thumb here

Signer's Name: ________
☐ Individual
☐ Corporate Officer — Title(s): ________
☐ Partner — ☐ Limited ☐ General
☐ Attorney in Fact
☐ Trustee
☐ Guardian or Conservator
☐ Other: ________

Signer Is Representing: ________

RIGHT THUMBPRINT OF SIGNER
Top of thumb here

EXHIBIT A

Borrower/Debtor/ Mortgagor/Record Owner:	PATIENT SAFETY TECHNOLOGIES, INC. 1800 Century Park East, Suite 200 Los Angeles, California 90067
Lender/Secured Party/ Mortgagee/Creditor:	ALAN E. MORELLI 225 Mantau Road Pacific Palisades, California 90272

LEGAL DESCRIPTION:

The West 330 feet of the Northeast Quarter of the Northeast Quarter (NE1/4 NE1/4) of Section Nine (9), Township Ten (10) North, Range Nine (9) West, Cleburne County, Arkansas, lying on North bank of Little Red River, containing 8-1/2 acres of land, more or less.

AND all bridges, easements, rights-of-way, licenses, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, minerals, landscaping, flowers, plants, shrubs, trees, timber and other emblements now or hereafter located on the above-described real property under or above the same or any part thereof or appurtenant to the title to the above-described real property, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the above-described real property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired and all rights, titles and interests in and to any vacating or hereafter vacated streets or roads adjoining the above-described real property and any and all reversionary or remainder rights.

EXHIBIT B

Borrower/Debtor/ Mortgagor/Record Owner:	PATIENT SAFETY TECHNOLOGIES, INC. 1800 Century Park East, Suite 200 Los Angeles, California 90067
Lender/Secured Party/ Mortgagee/Creditor:	ALAN E. MORELLI 225 Mantau Road Pacific Palisades, California 90272

FACILITY/COLLATERAL:

All buildings, structures, improvements, fixtures and building materials which were, are, or hereafter are located on or associated with the operation and use of the real estate described in **Exhibit A** (collectively, the "Property"), wherever located, and all accessories, alterations, additions, accessions, products and proceeds, including without limitation: (a) all attachments, walks, ways, and parking facilities affixed thereto, located in, upon or intended for use in or upon the Property (whether stored or located thereon or elsewhere); (b) all fixtures (including without limitation, all lighting, heating, air conditioning, plumbing and electrical fixtures, furnishings, furniture, equipment, machinery, appliances, light fixtures, storm doors, water heaters, cooking systems, refrigeration systems, cleaning equipment, venting systems, awnings, window coverings, floor coverings, smoke detectors, fire extinguishing systems, sprinkler systems, burglar alarm systems, gas, water and electrical equipment, elevators, escalators, attached shelving, partitions, carpeting, communications equipment, boilers, furnaces, motors, window shades, screens, awnings, canopies and safes, together with all accessions, used or intended to be used, now owned or hereafter acquired, and all improvements, appurtenances, substituted and replaced equipment and any proceedings, including without limitation insurance proceeds, thereof), (c) all leases, occupancy agreements, rents, income, revenues, earnings, royalties, issues and profits, and all guaranties thereof, presently existing or subsequently arising with respect to the Property or the Collateral; (d) all security deposits, utility deposits, claims to rebates, refunds or abatements of real estate taxes, special assessments or other taxes, plans and specifications, surveys, architectural or engineering studies, drawings and other information or analysis of whatever nature, permits, certificates of occupancy, environmental certificates, licenses and permits, all other licenses, warranties and guaranties with respect to the Property; and (e) all proceeds, proceeds of insurance, eminent domain or condemnation awards with respect to such Property and improvements thereon.